UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 13, 2018 (April 12, 2018)

FEDERATED INVESTORS, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania	001-14818	25-1111467
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

Federated Investors Tower
Pittsburgh, Pennsylvania 15222-3779
(Address of principal executive offices, including zip code)

(412) 288-1900
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On April 12, 2018, Federated Investors, Inc. (“FII”) entered into a Share Sale Agreement (“Purchase Agreement”) among BT Pension Scheme Trustees Limited, as trustee for and on behalf of the BT Pension Scheme (“BTPS” or “Seller”), and Federated Holdings (UK) II Limited (“Buyer” and, collectively with FII, as applicable, “Federated”) and FII. Pursuant to the Purchase Agreement, Buyer, which is a newly organized London-based wholly-owned subsidiary of FII, will acquire from BTPS (the “Acquisition”) a 60% majority interest in Hermes Fund Managers Limited (“HFML”), which is registered in England and Wales and has its principal offices in London, England. BTPS is one of the largest defined benefit scheme in the United Kingdom with approximately £49 billion of assets as of June 30, 2017 (or approximately $64 billion based on June 30, 2017 exchange rates). BTPS currently owns 100% of the share capital of HFML. Among other subsidiaries and joint ventures, HFML owns Hermes Investment Management Limited (“HIML”, and collectively with HFML and its other subsidiaries and joint ventures, as applicable, “Hermes”), a pioneer of environmental, social, and governance (“ESG”) investment processes. As of December 31, 2017, with approximately 400 employees in London, New York and Singapore, including approximately 120 investment professionals, Hermes had approximately £33 billion in assets under active management (or approximately $45 billion based on December 31, 2017 exchange rates), and approximately £336 billion in assets under advisement (or approximately $454 billion based on December 31, 2017 exchange rates) through its stewardship business Hermes Equity Ownership Services. Upon consummation of the Acquisition (the date of which is referred to herein as the “Closing Date”), (i) Buyer will have a 60% interest in HFML, (ii) BTPS is expected to retain approximately a 29.5% interest in HFML and continue to have assets under management with Hermes, and (iii) certain members of Hermes management are expected to have approximately an aggregate 10.5% interest in HFML through a newly created long-term incentive plan (the “LTIP”). From and after the Closing Date, HFML will provide certain transitional services to BTPS for a period of 18 to 24 months pursuant to a Transitional Services Agreement between HFML and BTPS.
Under the Purchase Agreement, the Buyer will pay aggregate cash consideration of £246 million (or approximately $350 million based on April 12, 2018 exchange rates), which includes £20 million that will be contributed to Hermes to satisfy subordinated debt issued by Hermes to BTPS. The consideration is subject to pro rata reduction if, as of a measurement time prior to the Closing Date, Hermes’ run rate revenue (as defined in the Purchase Agreement) declines to between 70% to 85% of its signing run rate revenue (as defined in the Purchase Agreement). BTPS and Federated each have a right to terminate the Purchase Agreement if Hermes’ run rate revenue declines below 70% of its signing run rate revenue. The consideration may be further adjusted as provided in the Purchase Agreement, including based on (i) the level of Hermes’ regulatory capital, and (ii) certain post-Closing Date true-ups of regulatory capital and estimated carried interest and performance fee receivables as provided in the Purchase Agreement. FII expects to fund the acquisition with cash from its balance sheet and capacity under its current revolving line of credit facility.
Under the Purchase Agreement, BTPS has made certain customary warranties, including regarding due authorization, enforceability, no conflicts with constitutional documents, required approvals and ownership of, and its right to transfer, shares in HFML. BTPS also has made certain specific indemnities relating to pension scheme obligations, including those transferred from Hermes to BTPS. Federated has made certain customary warranties under the Purchase Agreement, including regarding due authority, enforceability, no conflicts with constitutional documents, required approvals and Buyer’s acquisition of shares of HFML for its own account. The Purchase Agreement also contains certain covenants liability limitations and exclusions that are generally customary for transactions of this type in the United Kingdom.
Under a Management Warranty Deed, dated April 12, 2018 (the “Warranty Deed”), among certain key members of Hermes’ management (collectively, the “Warrantors”), Buyer and FII, the Warrantors have made certain warranties regarding Hermes and its business, and have provided certain covenants, including regarding tax matters and the operation of Hermes’ business between the signing date and Closing Date. The Warrantors’ liability under the Warranty Deed is several and is subject to individual and aggregate liability caps, a threshold and other limitations and exclusions. The warranties, covenants and liability limitations and exclusions set forth in the Warranty Deed are generally customary for transactions of this type in the United Kingdom. In connection with the Warranty

Deed, Buyer also has obtained a buy-side warranty and indemnity insurance policy that is subject to other conditions, terms, limitations and exclusions that are customary for this type of insurance in the United Kingdom.
From and after the Closing Date, Federated’s representation on the Board will constitute a majority of the Board, and Hermes’ business, board meetings and shareholder meetings will be governed in accordance with the terms of a Shareholders’ Agreement to be executed and delivered on the Closing Date (the “Shareholders’ Agreement”), among BTPS, FII, HFML and Buyer. Under the Shareholders’ Agreement, HFML will have certain obligations regarding the conduct of its business and the provision of information to shareholders, the shareholders will have certain obligations regarding funding and operating HFML, and certain fundamental matters will require approval of both BTPS and Federated. Among other termination events, the Shareholders’ Agreement will terminate upon BTPS or Federated no longer holding any shares of HFML. The Shareholders’ Agreement also contains other terms and conditions that are generally customary for transactions of this type in the United Kingdom.
Pursuant to a Put and Call Option Deed to be executed and delivered on the Closing Date (the “Option Deed”), among BTPS, Buyer and FII, Federated will have a right to exercise a call option to acquire BTPS’s remaining interest in HFML, and BTPS will have a right to exercise a put option to sell its remaining interest in HFML to Federated, after the third, fourth or fifth anniversaries, and subject to certain contingencies, the sixth anniversary, of the date of the Purchase Agreement. If these options are not exercised during the option period, Federated will have a right of first refusal to acquire, and certain “drag rights” to compel the sale of, BTPS’s remaining interest in HFML, and BTPS will have certain “tag rights” to require the Buyer to acquire its remaining interest in HFML if Federated decides to sell a majority of its interests in HFML to a third party. The consideration to be paid for BTPS’s remaining interest in HFML will be based on “fair value” as determined in accordance with the terms of the Option Deed. Federated also will have certain rights to acquire the interests in HFML held by members of Hermes’ management generally over a four- to eight-year period under the terms of the LTIP and HFML’s constitutional documents.
Hermes managed approximately £13 billion (or $17 billion based on December 31, 2017 exchange rates) for the BTPS at the end of 2017, down from about £21 billion (or $33 billion based on December 31, 2014 exchange rates) at the end of 2014. Due to their fiduciary responsibilities, additional draw-downs will likely occur over the next several years, including planned asset draw-downs of approximately £1 billion over the next 12 months.
The Purchase Agreement has been approved by the boards of directors of FII and board of directors of the trustees of BTPS. The consummation of the Acquisition is subject to certain closing conditions being satisfied as set forth in the Purchase Agreement. The Closing Date is expected to occur in the second half of 2018, potentially early in the third quarter of 2018. Attached herewith as Exhibit 99.1 is a press release issued jointly by FII, BTPS and HFML regarding their entry into the Purchase Agreement.
The foregoing descriptions of the Purchase Agreement, the Warranty Deed, the Shareholders’ Agreement, and the Option Deed have been included to provide information regarding the terms and conditions of the Acquisition. These descriptions are qualified in their entirety by reference to the full text of those documents. Copies of the Purchase Agreement and Warranty Deed are attached hereto as Exhibits 2.1 and 2.2, respectively, and are incorporated by reference herein. Copies of the Option Deed and Shareholders’ Agreement will be filed after they are executed on the Closing Date. The warranties, covenants and other agreements set forth in each of the foregoing documents have been or will be made solely for the purposes of those documents and solely for the benefit of the parties thereto and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk among the parties instead of establishing these matters as facts. In addition, any warranties were made only as of the dates specified in the relevant documents, and information regarding the subject matter thereof may change after the respective dates thereof. Accordingly, any documents should not be viewed as providing any factual information regarding Federated, BTPS, HFML or their respective businesses as of the respective dates of those documents or as of any other date.

ITEM 7.01 REGULATION FD DISCLOSURE.

Furnished herewith as Exhibit 99.2 are certain analyst presentation materials that FII may use in connection with the Acquisition. These materials describe certain details about BTPS, Hermes and Federated. These materials are incorporated by reference into this Item 7.01. The information contained in the analyst presentation materials attached hereto as Exhibit 99.2 is summary information that is intended to be considered in the context of FII’s filings with the Securities and Exchange Commission and other public announcements. These analyst presentation materials also are available on FII’s website at www.federatedinvestors.com/FII/about/investorrelations/home.do. FII undertakes no duty or obligation to publicly update or revise this information, although it may do so from time to time.
The information in Item 7.01 of this Current Report on Form 8-K, including the exhibit furnished as Exhibit 99.2 pursuant to Item 9.01, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities under that section. Furthermore, the information in Item 7.01 of this Current Report on Form 8-K, including the exhibit furnished as Exhibit 99.2 pursuant to Item 9.01, shall not be deemed to be incorporated by reference into the filings of FII under the Securities Act of 1933.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.
(d) Exhibits:

Exhibit 2.1
Share Sale Agreement, dated April 12, 2018, among BT Pension Scheme Trustees Limited, as trustee for and on behalf of the BT Pension Scheme, and Federated Holdings (UK) II Limited and Federated Investors, Inc.

Exhibit 2.2	Management Warranty Deed, dated April 12, 2018, among certain members of management of Hermes Fund Managers Limited, Federated Holdings (UK) II Limited and Federated Investors, Inc.
Exhibit 99.1	Press release issued by Federated Investors, Inc. dated April 13, 2018
Exhibit 99.2	Analyst presentation (Federated Investors, Inc. Acquisition of Hermes Fund Managers Limited) dated April 12, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FEDERATED INVESTORS, INC.
(REGISTRANT)

Date:	April 13, 2018	By:	/s/ Thomas R. Donahue
Thomas R. Donahue
Chief Financial Officer